UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/14/2012

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 14, 2012, Discovery Communications, Inc. (the “Company”) and its subsidiary, Discovery Networks International Holdings Limited (“DNI Holdings”) entered into a sale and purchase agreement (the “SPA”) with P7S1 Broadcasting Europe B.V., acting through its Swedish Branch, SBS Media Group Sweden Filial; P7S1 Finance B.V.; SBS Broadcasting (UK) Ltd.; and Prosiebensat.1 Media AG (together, the “SBS Group”). Pursuant to the SPA, DNI Holdings will acquire the SBS Group's television and radio business operations in Sweden, Norway, Denmark, Finland and England (the “SBS Nordic Business”). DNI Holdings will pay the SBS Group a purchase price based on an enterprise value of approximately €1.325 billion. The purchase price is subject to adjustment at the closing of the transaction (the “Closing”) based on the net accounts receivable or accounts payable between the SBS Group and the SBS Nordic Business as of the Closing, plus interest to the date of Closing.
The SPA includes representations, warranties and covenants of each party that are customary for transactions of this nature, and the SBS Group has agreed to indemnify Discovery and DNI Holdings for losses arising out of breaches of representations, warranties and covenants subject to certain limitations. The assertions embodied in those representations and warranties were made solely for purposes of the SPA and are subject to important qualifications and limitations agreed to by the Company and the SBS Group as set forth in the SPA. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may differ from what may be viewed as material to stockholders, or may serve the purpose of allocating risk between the Company and the SBS Group rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise.
Closing of the transaction is subject to certain conditions, including approval of the transaction by the relevant competition authorities in Sweden, Norway and Denmark. The parties expect the Closing to occur in the first half of 2013.
The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the complete text of the SPA, which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company's Annual Report on Form 10-K for the period ending December 31, 2012.
Item 8.01. Other Events
On December 14, 2012, Discovery Communications, Inc. ("Discovery") and the TFI Group ("TF1") announced that the Board of Directors of TF1 gave its authority to TF1 to continue and finalize negotiations with Discovery regarding a strategic alliance, as initially announced on November 13, 2012.
Item 9.01. Exhibits
99.1 Press release dated December 14, 2012

Cautionary Statement Concerning Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the ability of the Company to obtain requisite approvals of the proposed transaction under applicable antitrust laws or to obtain other third-party consents in connection with the proposed transaction, the ability of the Company to otherwise complete the proposed transaction on a timely basis or at all, the ability of the Company to integrate the SBS Nordic Business with the Company's other businesses and the risk factors disclosed in the Company's Annual Report on Form 10-K filed with the SEC on February 17, 2012. Forward-looking statements include statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the expected timing of the completion of the proposed transaction. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: December 14, 2012	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer and General Counsel